EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                 We consent to the incorporation by reference in Registration Statement Nos. 33-90854, 333-36597, 333-63706, 333-90480 and 333-116996 of ARIAD Pharmaceuticals, Inc. on Form S-8 and Registration Statement No. 333-111401 of ARIAD Pharmaceuticals, Inc. on Form S-3 of our report dated February 17, 2005 appearing in this Annual Report on Form 10-K of ARIAD Pharmaceuticals, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 17, 2005

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